Exhibit 99.1

News Release

Boeing Corporate Offices
100 North Riverside Plaza
Chicago, IL 60606-1596 www.boeing.com

Boeing Reports Second-Quarter Results and Raises 2011 EPS Guidance

•	Earnings per share of $1.25 reported on revenue of $16.5 billion

•	Operating cash flow of $1.6 billion reflects strong operating performance

•	Cash and marketable securities of $8.8 billion provide strong liquidity

•	Backlog of $323 billion is over four times current annual revenue projection

•	2011 earnings per share guidance increased to between $3.90 and $4.10 per share on strong core performance across businesses

Table 1. Summary Financial Results

	Second Quarter		Change		First Half		Change
(Dollars in Millions, except per share data)	2011	2010			2011	2010

Revenues	$16,543	$15,573	6%		$31,453	$30,789	2%
Earnings From Operations	$1,534	$1,307	17%		$2,534	$2,481	2%
Operating Margin	9.3%	8.4%	0.9	Pts	8.1%	8.1%	—	Pts
Net Income	$941	$787	20%		$1,527	$1,306	17%
Earnings per Share	$1.25	$1.06	18%		$2.04	$1.76	16%
Operating Cash Flow	$1,596	$266	NM		$643	($19)	NM

CHICAGO, July 27, 2011 – The Boeing Company [NYSE: BA] reported second-quarter net income of $0.9 billion, or $1.25 per share, on revenue of $16.5 billion. Operating margin of 9.3 percent reflects higher Commercial Airplanes volume and strong core performance across the company’s businesses, partially offset by higher pension expense. The company increased its 2011 earnings per share guidance to between $3.90 and $4.10 per share reflecting the strong core performance. Total company 2011 revenue and cash flow guidance is unchanged.

“Strong operational performance drove double-digit margins at both of our major businesses and produced outstanding results in the quarter,” said Jim McNerney, Boeing chairman, president and chief executive officer. “We also made major progress toward certification and delivery of the 787 Dreamliner and 747-8 and continued our disciplined increases in commercial airplane production rates. Our outlook for the year has strengthened as our team continues its relentless focus on productivity improvement, cash management and program execution.”

Table 2. Cash Flow

	Second Quarter		First Half
(Millions)	2011	2010	2011	2010

Operating Cash Flow	$1,596	$266	$643	($19)
Less Additions to Property, Plant & Equipment	($345)	($257)	($762)	($443)

Free Cash Flow*	$1,251	$9	($119)	($462)

*	Non-GAAP measure. A complete definition and reconciliation of Boeing’s use of non-GAAP measures, identified by an asterisk (*), is found on page 7, “Non-GAAP Measure Disclosure.”

Boeing’s quarterly operating cash flow was $1.6 billion, reflecting strong operating performance and continued investment in development programs. Free cash flow* was $1.3 billion in the quarter (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances

	Quarter-End
(Billions)	2Q11	1Q11

Cash	$5.0	$5.7
Marketable Securities[1]	$3.8	$2.1

Total	$8.8	$7.8

Debt Balances:
The Boeing Company	$8.9	$9.0
Boeing Capital Corporation	$2.7	$2.7

Total Consolidated Debt	$11.6	$11.7

[1]	Marketable securities consists primarily of time deposits due within one year classified as “short-term investments.”

Cash and investments in marketable securities totaled $8.8 billion at quarter-end (Table 3), up from $7.8 billion at the beginning of the quarter. Debt was essentially unchanged in the quarter.

Total company backlog at quarter-end was $323 billion, down from $329 billion at the beginning of the quarter. Net orders for the quarter were $12 billion and included a significant mix of wide-body commercial airplanes. Backlog is up $2.7 billion from year-end, reflecting $35 billion of net orders in the first half of 2011.

Segment Results

Commercial Airplanes

Table 4. Commercial Airplanes Operating Results

	Second Quarter		Change		First Half		Change
(Dollars in Millions)	2011	2010			2011	2010

Commercial Airplanes Deliveries	118	114	4%		222	222	0%

Revenues	$8,843	$7,433	19%		$15,961	$14,901	7%
Earnings from Operations	$920	$683	35%		$1,429	$1,362	5%

Operating Margins	10.4%	9.2%	1.2	Pts	9.0%	9.1%	(0.1	)Pts

Boeing Commercial Airplanes second-quarter revenue increased by 19 percent to $8.8 billion on higher deliveries, improved model mix and higher services volume. Operating margin was 10.4 percent, reflecting the higher revenue and strong operating performance, partially offset by higher R&D (Table 4).

Flight testing activities on the 787 and 747-8 Freighter programs are nearing completion. During the quarter, both programs entered into Function and Reliability testing, while the 787 program also began Extended Operations testing. First deliveries of the 787 and 747-8 Freighter are expected later in the third quarter.

Total firm orders for the 787 at quarter-end were 827 airplanes from 57 customers. Commercial Airplanes booked 65 net orders during the quarter and 171 during the first half of 2011. Backlog remains strong with more than 3,300 airplanes valued at $262 billion.

Boeing Defense, Space & Security

Table 5. Defense, Space & Security Operating Results

	Second Quarter		Change		First Half		Change
(Dollars in Millions)	2011	2010			2011	2010

Revenues
Boeing Military Aircraft	$3,642	$3,580	2%		$7,034	$6,821	3%
Network & Space Systems	$2,081	$2,354	(12%)		$4,430	$4,677	(5%)
Global Services & Support	$1,965	$2,049	(4%)		$3,841	$4,098	(6%)

Total BDS Revenues	$7,688	$7,983	(4%)		$15,305	$15,596	(2%)

Earnings from Operations
Boeing Military Aircraft	$386	$353	9%		$755	$623	21%
Network & Space Systems	$198	$167	19%		$341	$341	0%
Global Services & Support	$214	$191	12%		$373	$411	(9%)

Total BDS Earnings from Operations	$798	$711	12%		$1,469	$1,375	7%

Operating Margins	10.4%	8.9%	1.5	Pts	9.6%	8.8%	0.8	Pts

Boeing Defense, Space & Security’s second-quarter revenue was $7.7 billion, while operating margin was 10.4 percent (Table 5).

Boeing Military Aircraft (BMA) second-quarter revenue was $3.6 billion. Operating margin was 10.6 percent, reflecting strong operating performance. Last year’s results were impacted by a charge on the Airborne Early Warning & Control program. During the quarter, India signed an agreement for ten C-17s, which are expected to be on contract later this year, and BMA was awarded the U.S. Navy’s study contract for the Unmanned Carrier-Launched Airborne Surveillance and Strike Program.

Network & Space Systems (N&SS) second-quarter revenue decreased to $2.1 billion, due to funding reductions in Brigade Combat Team Modernization and lower SBInet volume. Operating margin was 9.5 percent, reflecting United Launch Alliance performance and a gain on the sale of property. During the quarter, the GPS Operational Control Segment entered service with the U.S. Air Force and the High Energy Laser program completed system integration.

Global Services & Support (GS&S) second-quarter revenue was $2.0 billion. Operating margin was 10.9 percent, reflecting strong performance in integrated logistics. During the quarter, GS&S was awarded modernization and upgrade contracts from the U.S. Air Force.

Backlog at Defense, Space & Security decreased to $61 billion on run-off of multi-year contracts, and remains nearly two times the unit’s expected 2011 revenue.

Additional Financial Information

Table 6. Additional Financial Information

	Second Quarter		Change	First Half		Change
(Dollars in Millions)	2011	2010		2011	2010

Revenues
Boeing Capital Corporation	$147	$162	(9%)	$290	$324	(10%)
Other segment	$38	$44		$74	$80
Unallocated items and eliminations	($173)	($49)		($177)	($112)

Earnings from Operations
Boeing Capital Corporation	$62	$55	13%	$114	$101	13%
Other segment	($58)	($72)		($80)	($122)
Unallocated items and eliminations	($188)	($70)		($398)	($235)

Other income, net	$14	$35		$27	$33
Interest and debt expense	($123)	($132)		($253)	($254)
Effective tax rate	33.9%	34.8%		33.7%	42.1%

During the quarter, Boeing Capital Corporation’s (BCC) portfolio balance declined to $4.4 billion, down from $4.5 billion at the beginning of the quarter on run-off and asset sales. BCC’s debt-to-equity ratio was unchanged at 5.0-to-1.

The “Other” segment includes unallocated activities of Engineering, Operations and Technology, Shared Services Group as well as certain intercompany guarantees provided to BCC.

The loss in unallocated items and eliminations increased primarily due to higher pension expense. Total pension expense for the second quarter was $389 million, as compared to $283 million in the same period last year. A total of $326 million was allocated to the operating segments in the quarter, up from $305 million in the same period last year, and $63 million was recognized in unallocated items, compared to a benefit of $22 million in the same period last year.

Outlook

The company’s 2011 financial guidance (Table 7) has been updated to reflect the strong core performance in both businesses.

Table 7. Financial Outlook

(Dollars in Billions, except per-share data)	2011

The Boeing Company
Revenue	$68 - 71
Earnings Per Share (GAAP)	$3.90 - 4.10
Operating Cash Flow [1]	> $2.5

Boeing Commercial Airplanes
Deliveries [2]	485 - 495
Revenue	$36 - 38
Operating Margin	8.0% - 8.5%

Boeing Defense, Space & Security
Revenue
Boeing Military Aircraft	$14.7 - 15.0
Network & Space Systems	$8.7 - 9.1
Global Services & Support	$8.1 - 8.4

Total BDS Revenue	$31.5 -32.5

Operating Margin
Boeing Military Aircraft	~ 9.5%
Network & Space Systems	~ 7%
Global Services & Support	~ 10.5%

Total BDS Operating Margin	~ 9%

Boeing Capital Corporation
Portfolio Size	Lower
Revenue	~ $0.5
Return on Assets	> 1%

Research & Development	$3.7 - 3.9
Capital Expenditures	~ $2.0
Pension Expense	$1.8

[1]	After cash pension contributions of $0.5 billion and assuming new aircraft financings under $0.5 billion.
[2]	2011 is sold out and includes the initial 787 and 747-8 deliveries (combined 25 to 30 units).

Boeing’s 2011 earnings per share guidance is increased to between $3.90 and $4.10 per share, up from between $3.80 and $4.00 per share.

Commercial Airplanes’ deliveries guidance is now between 485 and 495, down from between 485 and 500, on lower planned deliveries on development programs (now a combined 25 to 30 787 and 747-8 units, from 25 to 40 units). Operating margin is improved to between 8.0 and 8.5 percent, from between 7.5 and 8.5 percent, reflecting strong core performance and the lower planned development program deliveries.

Defense, Space & Security’s revenue guidance for 2011 is now between $31.5 and $32.5, from between $31.5 to $33 billion, on the current business environment. Defense, Space & Security’s operating margin is improved to approximately 9 percent, from between 8.5 and 9 percent, reflecting the strong performance to date.

Capital expenditures for 2011 have been reduced to approximately $2.0 billion, down from approximately $2.3 billion.

Non-GAAP Measure Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures (indicated by an asterisk *) used in this report provide investors with important perspectives into the company’s ongoing business performance. The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. The following definitions are provided:

Free Cash Flow

Free cash flow is defined as GAAP operating cash flow less capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial customers, our suppliers and the worldwide market; (3) our commercial development programs, including the 787 and 747-8 commercial aircraft programs; (4) changing acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) changes in accounting estimates; (10) changes in the competitive landscape in our markets; (11) our non-U.S. operations, including sales to non-U.S. customers; (12) potential adverse developments in new or pending litigation and/or government investigations; (13) customer and aircraft concentration in Boeing Capital Corporation’s customer financing portfolio; (14) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (15) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (16) the adequacy of our insurance coverage to cover significant risk exposures; (17) potential business disruptions related to physical security threats, information technology attacks or natural disasters; (18) work stoppages or other labor disruptions; (19) significant changes in discount rates and actual investment return on pension assets; and (20) potential environmental liabilities.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #

Contact:
Investor Relations:	Scott Fitterer or Jennifer Mack (312) 544-2140
Communications:	Chaz Bickers (312) 544-2002

The Boeing Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2011	2010	2011	2010
Sales of products	$25,534	$24,940	$13,640	$12,624
Sales of services	5,919	5,849	2,903	2,949

Total revenues	31,453	30,789	16,543	15,573

Cost of products	(20,329)	(19,937)	(10,823)	(10,115)
Cost of services	(4,858)	(4,665)	(2,348)	(2,384)
Boeing Capital Corporation interest expense	(62)	(82)	(29)	(41)

Total costs and expenses	(25,249)	(24,684)	(13,200)	(12,540)

	6,204	6,105	3,343	3,033
Income from operating investments, net	150	113	88	54
General and administrative expense	(1,736)	(1,731)	(870)	(778)
Research and development expense, net	(2,104)	(2,001)	(1,047)	(1,001)
Gain/(loss) on dispositions, net	20	(5)	20	(1)

Earnings from operations	2,534	2,481	1,534	1,307
Other income, net	27	33	14	35
Interest and debt expense	(253)	(254)	(123)	(132)

Earnings before income taxes	2,308	2,260	1,425	1,210
Income tax expense	(778)	(952)	(483)	(421)

Net earnings from continuing operations	1,530	1,308	942	789
Net loss on disposal of discontinued operations, net of taxes of $1, $1, $0 and $1	(3)	(2)	(1)	(2)

Net earnings	$1,527	$1,306	$941	$787

Basic earnings per share from continuing operations	$2.06	$1.78	$1.27	$1.07
Net loss on disposal of discontinued operations, net of taxes

Basic earnings per share	$2.06	$1.78	$1.27	$1.07

Diluted earnings per share from continuing operations	$2.04	$1.76	$1.25	$1.06
Net loss on disposal of discontinued operations, net of taxes

Diluted earnings per share	$2.04	$1.76	$1.25	$1.06

Cash dividends paid per share	$0.84	$0.84	$0.42	$0.42

Weighted average diluted shares (millions)	750.8	741.9	752.6	742.9

The Boeing Company and Subsidiaries

Consolidated Statements of Financial Position

(Unaudited)

(Dollars in millions, except per share data)	June 30 2011	December 31 2010
Assets
Cash and cash equivalents	$5,050	$5,359
Short-term and other investments	3,752	5,158
Accounts receivable, net	6,162	5,422
Current portion of customer financing, net	260	285
Deferred income taxes	35	31
Inventories, net of advances and progress billings	29,094	24,317

Total current assets	44,353	40,572
Customer financing, net	4,217	4,395
Property, plant and equipment, net of accumulated depreciation of $13,570 and $13,322	9,044	8,931
Goodwill	4,949	4,937
Acquired intangible assets, net	3,141	2,979
Deferred income taxes	3,697	4,031
Investments	1,117	1,111
Pension plan assets, net	5	6
Other assets, net of accumulated amortization of $659 and $630	1,596	1,603

Total assets	$72,119	$68,565

Liabilities and equity
Accounts payable	$8,262	$7,715
Accrued liabilities	13,570	13,802
Advances and billings in excess of related costs	12,948	12,323
Deferred income taxes and income taxes payable	1,286	607
Short-term debt and current portion of long-term debt	1,304	948

Total current liabilities	37,370	35,395
Accrued retiree health care	8,036	8,025
Accrued pension plan liability, net	10,155	9,800
Non-current income taxes payable	383	418
Other long-term liabilities	1,027	592
Long-term debt	10,324	11,473
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	3,945	3,866
Treasury stock, at cost – 271,689,849 and 277,002,059 shares	(16,859)	(17,187)
Retained earnings	25,681	24,784
Accumulated other comprehensive loss	(13,095)	(13,758)

Total shareholders’ equity	4,733	2,766
Noncontrolling interest	91	96

Total equity	4,824	2,862

Total liabilities and equity	$72,119	$68,565

The Boeing Company and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30
(Dollars in millions)	2011	2010
Cash flows - operating activities:
Net earnings	$1,527	$1,306
Adjustments to reconcile net earnings to net cash provided/(used) by operating activities:
Non-cash items –
Share-based plans expense	96	130
Depreciation	710	743
Amortization of acquired intangible assets	99	111
Amortization of debt discount/premium and issuance costs	7	10
Investment/asset impairment charges, net	16	20
Customer financing valuation provision	(65)	5
Loss on disposal of discontinued operations	4	3
(Gain)/loss on dispositions, net	(20)	5
Other charges and credits, net	223	45
Excess tax benefits from share-based payment arrangements	(32)	(15)
Changes in assets and liabilities –
Accounts receivable	(747)	(827)
Inventories, net of advances and progress billings	(4,889)	(3,425)
Accounts payable	1,134	(129)
Accrued liabilities	(268)	266
Advances and billings in excess of related costs	626	(66)
Income taxes receivable, payable and deferred	685	760
Other long-term liabilities	54	255
Pension and other postretirement plans	1,199	705
Customer financing, net	210	279
Other	74	(200)

Net cash provided/(used) by operating activities	643	(19)

Cash flows - investing activities:
Property, plant and equipment additions	(762)	(443)
Property, plant and equipment reductions	19	22
Acquisitions, net of cash acquired	(16)	(24)
Contributions to investments	(4,454)	(7,101)
Proceeds from investments	5,902	3,557
Reimbursement of Sea Launch guarantee payments		40
Receipt of economic development program funds	69	57

Net cash provided/(used) by investing activities	758	(3,892)

Cash flows - financing activities:
New borrowings	36	26
Debt repayments	(851)	(88)
Repayments of distribution rights financing	(406)	(137)
Stock options exercised, other	80	61
Excess tax benefits from share-based payment arrangements	32	15
Employee taxes on certain share-based payment arrangements	(18)	(18)
Dividends paid	(620)	(637)

Net cash used by financing activities	(1,747)	(778)

Effect of exchange rate changes on cash and cash equivalents	37	(58)

Net decrease in cash and cash equivalents	(309)	(4,747)
Cash and cash equivalents at beginning of year	5,359	9,215

Cash and cash equivalents at end of period	$5,050	$4,468

The Boeing Company and Subsidiaries

Summary of Business Segment Data

(Unaudited)

	Six months ended		Three months ended
	June 30		June 30
(Dollars in millions)	2011	2010	2011	2010
Revenues:
Commercial Airplanes	$15,961	$14,901	$8,843	$7,433
Boeing Defense, Space & Security:
Boeing Military Aircraft	7,034	6,821	3,642	3,580
Network & Space Systems	4,430	4,677	2,081	2,354
Global Services & Support	3,841	4,098	1,965	2,049

Total Boeing Defense, Space & Security	15,305	15,596	7,688	7,983
Boeing Capital Corporation	290	324	147	162
Other segment	74	80	38	44
Unallocated items and eliminations	(177)	(112)	(173)	(49)

Total revenues	$31,453	$30,789	$16,543	$15,573

Earnings from operations:
Commercial Airplanes	$1,429	$1,362	$920	$683
Boeing Defense, Space & Security:
Boeing Military Aircraft	755	623	386	353
Network & Space Systems	341	341	198	167
Global Services & Support	373	411	214	191

Total Boeing Defense, Space & Security	1,469	1,375	798	711
Boeing Capital Corporation	114	101	62	55
Other segment	(80)	(122)	(58)	(72)
Unallocated items and eliminations	(398)	(235)	(188)	(70)

Earnings from operations	2,534	2,481	1,534	1,307
Other income, net	27	33	14	35
Interest and debt expense	(253)	(254)	(123)	(132)

Earnings before income taxes	2,308	2,260	1,425	1,210
Income tax expense	(778)	(952)	(483)	(421)

Net earnings from continuing operations	1,530	1,308	942	789
Net loss on disposal of discontinued operations, net of taxes of $1, $1, $0 and $1	(3)	(2)	(1)	(2)

Net earnings	$1,527	$1,306	$941	$787

Research and development expense, net:
Commercial Airplanes	$1,558	$1,391	$771	$693
Boeing Defense, Space & Security:
Boeing Military Aircraft	250	320	125	158
Network & Space Systems	211	221	107	115
Global Services & Support	62	69	30	35

Total Boeing Defense, Space & Security	523	610	262	308
Other segment	23		14

Total research and development expense, net	$2,104	$2,001	$1,047	$1,001

Unallocated items and eliminations:
Share-based plans	$(44)	$(90)	$(22)	$(43)
Deferred compensation	(60)	(37)	(10)	44
Pension	(158)	43	(63)	22
Post-retirement	(33)	(24)	(14)	(13)
Capitalized interest	(31)	(28)	(16)	(18)
Eliminations and other	(72)	(99)	(63)	(62)

Total	$(398)	$(235)	$(188)	$(70)

The Boeing Company and Subsidiaries

Operating and Financial Data

(Unaudited)

	Six months ended		Three months ended
Deliveries	June 30		June 30
	2011	2010	2011	2010
Commercial Airplanes
737	181	181	94	95
767	9	6	5	3
777	32	35	19	16

Total	222	222	118	114

Boeing Defense, Space & Security

Boeing Military Aircraft
F/A-18 Models	25	24	12	11
F-15E Eagle	8	7	4	4
C-17 Globemaster	7	6	4	3
KC-767 International Tanker	1
CH-47 Chinook	16	8	9	6
AH-64 Apache		9		5
AEW&C		3		3

Network & Space Systems
Delta IV		1
Commercial and Civil Satellites		2		1
Military Satellites	1	1	1

	June 30	March 31	December 31
Contractual backlog (Dollars in billions)	2011	2011	2010
Commercial Airplanes	$259.9	$260.9	$255.6
Boeing Defense, Space & Security:
Boeing Military Aircraft	25.7	26.5	25.1
Network & Space Systems	9.4	9.4	9.6
Global Services & Support	13.0	13.9	13.7

Total Boeing Defense, Space & Security	48.1	49.8	48.4

Total contractual backlog	$308.0	$310.7	$304.0

Unobligated backlog	$15.6	$18.3	$16.9

Total backlog	$323.6	$329.0	$320.9

Workforce	166,900	163,800	160,500